SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2004

GENESIS MICROCHIP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33477	77-0584301
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 Gold Street Alviso, California		95002
(Address of principal executive offices)		(Zip Code)

(408) 262-6599
(Registrant’s telephone number, including area code)

Item 5. Other Events

George A. Duguay and Alexander S. Lushtak are Class III directors of Genesis Microchip Inc. (the “Company”) whose terms expire at the Company’s 2004 annual meeting of stockholders. Messrs. Duguay and Lushtak have recently confirmed that they have decided not to stand for re-election at our 2004 annual meeting of stockholders. Messrs. Duguay and Lushtak, who will continue to serve on the Company’s Board of Directors until their respective successors are duly elected at the Company’s 2004 annual meeting, have not cited any disagreement with the Company on any matter relating to its operations, practices or policies as a reason for their decision not to stand for re-election.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS MICROCHIP INC

Date:	August 10, 2004	By:	/S/ MICHAEL E. HEALY
		Name:	Michael E. Healy
		Title:	Chief Financial Officer